UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2023

BTCS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40792	90-1096644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9466 Georgia Avenue #124, Silver Spring, MD 20910

(Address of Principal Executive Offices, and Zip Code)

(202) 430-6576

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BTCS	The Nasdaq Stock Market (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On April 14, 2023, BTCS Inc. (the “Company”) filed a Certificate of Amendment to its Certificate of Designation (the “Amendment”) for its Series V Preferred Stock (the “Series V”) related to the previously announced dividend (the “Dividend”) payable in shares of Series V. The Amendment was accepted by the Secretary of State of the State of Nevada on April 17, 2023.

The record and the payment dates for Series V have been set by a Special Committee of the Board of Directors (the “Board”) as May 12, 2023 and June 2, 2023, respectively.

The following descriptions set forth brief summaries of the Amendment of the Series V, and are qualified in their entirety by the full text of the Amendment, a copy of which is filed herewith as Exhibit 3.1.

Item	Original Series V Preferred		Revised Series V Preferred
Convertibility	Right but not obligation to convert into one share of common stock		Series V is no longer convertible into common stock

Duration	●	Non-Convertible after December 31, 2024	●	Perpetual preferred stock

	●	Forced conversion after one year at option of the Company

Liquidation Preference	●	No rights or eligibility to any distributions of assets of the Company	●	20% liquidation preference over our common stock

Dividends/Distributions	●	No rights	●	eligible at the discretion of the board for dividends and/or distributions made to common holders

			●	eligible at the discretion of the board for dividends and/or distributions up to 20% per annum which the common shareholders would not be entitled to

The Board also approved, in accordance with the 2021 Equity Incentive Plan, to provide the holders of the Company’s restricted stock units with the Dividend. The holders of the Company’s restricted stock units are executive officers of the Company.

While the Board declared the Dividend and the record date has been set, the Board retains the right and ability to not proceed with the Dividend for any reason at any time prior to the distribution of Series V to the holders of record. While the Board and the Company intend and desire to effect the Dividend, we may be unable to do so as intended for a number of reasons, including some of which are beyond our control. For example, the Company’s ability to affect the Dividend will depend on actions involving certain third parties, such as obtaining DTC-eligibility for the Series V which would allow the Series V to be held at DTC and traded through its electronic book-entry system which will be necessary to distribute the shares into brokerage accounts. The Company’s determination to proceed or not proceed with the Dividend will be publicly disseminated by the filing of a subsequent Current Report on Form 8-K disclosing the decision or other public disclosure. If we determine not to proceed with the Dividend for any reason, holders of record as of the record date will not receive any of the perceived or anticipated benefits of the securities described in this Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 5.03.

Item 7.01 Regulation FD Disclosure.

On April 19, 2023, the Company issued a press release regarding the Dividend and the related amendment to the Series V Preferred Stock. A copy of the press release is furnished with this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

3.1	Certificate of Amendment to the Series V Certificate of Designation
99.1	Press Release dated April 19, 2023+
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Date: April 19, 2023	By:	/s/ Charles W. Allen
	Name:	Charles W. Allen
	Title:	Chief Executive Officer